UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2018

NOBLE MIDSTREAM PARTNERS LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37640	47-3011449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Noble Energy Way

Houston, Texas

(Address of Principal Executive Offices)

77070

(Zip Code)

(281) 872-3100

Registrant’s Telephone Number, including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Restatement of Credit Agreement

On March 9, 2018, Noble Midstream Services, LLC, as the Borrower, Noble Midstream Partners LP (the “Partnership”), as the parent, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into the Amendment and Restatement Agreement (the “Amendment and Restatement”). The Amendment and Restatement amends the Credit Agreement, dated September 20, 2016, by and among the Partnership, as the parent, Noble Midstream Services, LLC, as the Borrower, the subsidiaries of the Borrower identified therein, JPMorgan Chase Bank, N.A., and the other lenders party thereto (as previously amended, and as amended and restated by the Amendment and Restatement, the “Credit Agreement”).

The Amendment and Restatement, among other things, modifies the terms of the Credit Agreement to (i) extend the maturity date by one and a half years to March 2023, (ii) increase the aggregate amount of the commitments to $800 million and (iii) otherwise amend and restate the Credit Agreement to incorporate the terms of the Amendment and Restatement and prior amendments to the Credit Agreement.

The lenders party to the Credit Agreement and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, such parties and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Partnership’s securities and/or instruments.

The foregoing description of the Amendment and Restatement is qualified in its entirety by reference to the Amendment and Restatement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The description of the Amendment and Restatement provided above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Amendment and Restatement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On March 12, 2018, the Partnership issued a news release announcing the closing of the Amendment and Restatement. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment and Restatement Agreement, dated as of March 9, 2018, among Noble Midstream Services LLC, Noble Midstream Partners LP, the Guarantors party thereto, the Lenders Party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	News Release, dated March 12, 2018, titled “Noble Midstream Partners Extends and Upsizes Revolving Credit Facility.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Midstream Partners LP

By:	Noble Midstream GP LLC,
its General Partner

By:	/s/ John F. Bookout, IV
John F. Bookout, IV
Chief Financial Officer

Dated: March 12, 2018

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